UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2006

Patriot Capital Funding, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51459	74-3068511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

274 Riverside Avenue, Westport, Connecticut		06880
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-429-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2006, we, through a wholly-owned bankruptcy remote, special purpose subsidiary of ours, entered into an amended and restated securitization revolving credit facility with an entity affiliated with BMO Capital Markets Corp. (formerly known as Harris Nesbitt Corp.). The amended and restated securitization revolving credit facility amends and restates our securitization revolving credit facility.

The securitization revolving credit facility was amended to, among other things: (i) extend the date until which we are allowed to make draws under the facility from July 24, 2008 to July 23, 2009 (unless extended prior to such date for an additional 364-day period with the consent of the lender thereto); (ii) reduce the interest rate payable under the facility from the commercial paper rate plus 1.75% to the commercial paper rate plus 1.35%; (iii) extend the amortization period in the event that the facility is not extended from a 24-month period following July 24, 2008 to a 24-month period following July 23, 2009; and (iv) reduce restrictions pertaining to certain loan concentrations.

The foregoing description of the amended and restated facility is qualified in its entirety by reference to a copy thereof attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Amended and Restated Loan Funding and Servicing Agreement by and among Patriot Capital Funding, Inc., Patriot Capital Funding LLC I, Fairway Finance Company, LLC, BMO Capital Markets Corp. and Wells Fargo Bank, National Association, dated as of September 18, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Capital Funding, Inc.

September 21, 2006	By:	William E. Alvarez, Jr.

Name: William E. Alvarez, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Loan Funding and Servicing Agreement by and among Patriot Capital Funding, Inc., Patriot Capital Funding LLC I, Fairway Finance Company, LLC, BMO Capital Markets Corp. and Wells Fargo Bank, National Association, dated as of September 18, 2006.